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                 CERTIFICATE OF AMENDMENT OF THE AMENDED AND RESTATED
                             CERTIFICATE OF INCORPORATION
                                 OF NETGRAVITY, INC.

                           (PURSUANT TO SECTION 242 OF THE
                          DELAWARE GENERAL CORPORATION LAW)


John W. Danner and Stephen E. Recht certify that:

1. They are the President and Secretary, respectively, of NetGravity, Inc., a Delaware corporation.

2. The first paragraph of Article Four of the Amended and Restated Certificate of Incorporation of this corporation is restated as two paragraphs and amended in its entirety to read as follows:

     "This corporation is authorized to issue two classes of stock, to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of Common Stock that the corporation is authorized to issued is 50,000,000, with a par value of $0.001 per share. The total number of shares of Preferred Stock that the corporation is authorized to issue is 30,201,050, with a par value of $0.001 per share, of which 4,404,578 are designated "Series A Preferred Stock," 4,404,578 are designated "Series A-1 Preferred Stock," 4,307,969 are designated "Series B Preferred Stock," 4,307,969 are designated "Series B-1 Preferred Stock," 3,887,978 are designated "Series C Preferred Stock," 3,887,978 are designated "Series C-1 Preferred Stock," and 5,000,000 of which shall be undesignated. Effective upon the conversion of all outstanding shares of the corporation's Preferred Stock in connection with the closing of a firm commitment underwritten public offering of the corporation's Common Stock pursuant to a Registration Statement on Form S-1 under the Securities Act of 1933, as amended, the total number of shares of Preferred Stock that the corporation shall be authorized to issue shall be 5,000,000, with a par value of $0.001 per share, all of which shall be undesignated. Upon the filing of this Certificate of Amendment of the Restated Certificate of Incorporation, every [2.2] shares of Common Stock of the corporation outstanding immediately prior to such filing shall be reconstituted as and converted into one share of Common Stock.

     The Board of Directors of the corporation is authorized to determine or alter the powers, preferences and rights and the qualifications, limitations or restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series, to determine the designation of any series, and to


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     fix the number of shares of any series.  In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series."

3. The Amended and Restated Certificate of Incorporation of the corporation shall be amended to add the following new Article TEN:

                                     "ARTICLE TEN

          Effective upon the closing of a firm commitment underwritten public offering of the corporation's Common Stock pursuant to a Registration Statement on Form S-1 under the Securities Act of 1933, as amended, the stockholders of the corporation may not take action by written consent without a meeting but must take any such actions at a duly called annual or special meeting of stockholders."

4. This Certificate of Amendment of the Amended and Restated Certificate of Incorporation (the "Certificate of Amendment") has been duly approved by the Board of Directors in accordance with Section 242 of the Delaware General Corporation Law (the "DGCL").

5. This Certificate of Amendment has been duly approved by the written consent of a majority of the stockholders in accordance with Sections 228 and 242 of the DGCL and notice has been given to all those stockholders who have not consented in writing in accordance with Section 228(d) of the DGCL.
     The total number of outstanding shares of Common Stock and Preferred Stock of the corporation entitled to act by written consent upon the Certificate of Amendment were 8,834,347 and 13,683,126, respectively. The number of shares consenting to the Certificate of Amendment equaled or exceeded consent required. The percentage consent required was more than 50% of the outstanding Common Stock and more than two-thirds of the outstanding Preferred Stock (voting on an as-converted to Common Stock basis), consenting as separate classes.


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     We hereby further declare and certify under penalty of perjury under the laws of the State of Delaware that the facts set forth in the foregoing certificate are true and correct of our own knowledge and that this Certificate of Amendment is our act and deed.

     Executed at _________________________, this _____ day of ______, 1998.




                                   --------------------------------------------
                                   John W. Danner
                                   President and Chief Executive Officer




                                   --------------------------------------------
                                   Stephen E. Recht
                                   Secretary


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